Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:

Todd Atenhan
770/425-7877 phone
investorrelations@exide.com

EXIDE TECHNOLOGIES REPORTS SECOND QUARTER 2007 RESULTS

Alpharetta, Ga. – (November 9, 2006) – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today reported its financial results for its fiscal 2007 second quarter, which ended September 30, 2006.

Quarter

Consolidated net sales for the fiscal 2007 second quarter were $680.3 million versus $686.5 million for fiscal 2006 second quarter. Many of our markets experienced drops in unit volume, which were partially offset by the favorable impact of recent pricing actions in both Transportation and Industrial Energy. Much of the lower unit volumes in both of our Transportation segments can be directly attributed to our pricing strategy to drive customer profitability to more appropriate levels or sever relationships where reasonable profitability could not be achieved. In our Industrial Energy North America business, we continue to enjoy strong growth in our motive power product lines. These increases have been more than offset by a soft network power market, including lower sales to the U.S. Navy as they transition to our Valve Regulated Lead Acid (VRLA) technology.

The Company had a net loss of $35.1million or ($1.16) per share for the second quarter of 2007, compared with a net loss of $33.0 million or ($1.29) per share for the 2006 second quarter. The slight increase in net loss is primarily attributable to increased interest expense as a result of higher debt levels and higher interest rates related to amendments to our credit agreement made in the fourth quarter of fiscal 2006. Net loss per share for the second quarter of fiscal 2007 was impacted by higher weighted average shares outstanding as a result of the Company’s $75 million rights offering and $50 million private sale of common stock.

Adjusted EBITDA in the second quarter of fiscal 2007 was $33.4 million, a 34% increase over fiscal 2006 Adjusted EBITDA of $24.9 million. The increase in Adjusted EBITDA is attributable to improved margins as a result of pricing actions, and a decrease in general and administrative expenses of approximately $6.7 million related to headcount reductions and other organizational and operational streamlining initiatives. These factors were partially offset, however, by higher lead costs.

The Company uses Adjusted EBITDA as a key measure of its operational financial performance, as it is an important element of its bank agreement covenants. This measure underlies the Company’s operational performance and excludes the nonrecurring impact of the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. Our Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales. See the reconciliations of net losses to Adjusted EBITDA in the attachments to this release.

Fiscal Year-To-Date

Consolidated net sales for the first six months of fiscal 2007 were $1,363.5 million versus $1,355.8 million for the first six months of fiscal 2006. Excluding the favorable impact of exchange rates, sales were slighty down year-over-year principally due to lower unit volume in our Transportation North America business driven by our pricing actions and soft network power demand in North America.

The Company had a net loss of $73.0 million or ($2.61) per share for the first six months of 2007, compared with a net loss of $68.7 million or ($2.69) per share for the first six months of 2006. The increase in net loss is primarily attributable to an increase in restructuring charges of approximately $6.4 million driven principally by the April 2006 closing of the Company’s automotive battery plant in Shreveport, Louisiana, and to a $12.2 million increase in interest expense due to higher debt and higher rates resulting from the recent amendments to our credit agreement. These were offset, to a degree, by improved operating results as more fully described below in our discussion of Adjusted EBITDA. Net loss per share was also impacted by an increase in weighted average shares outstanding as a result of the rights offering and private sale of common stock, as discussed above.

Combined Adjusted EBITDA for the first six months of fiscal 2007 was $60.6 million, an increase of 38% over fiscal 2006 Adjusted EBITDA of $44.0 million.. The increase in Adjusted EBITDA is attributable to improved margins as a result of pricing actions, slight reductions in selling, marketing, and advertising costs, and savings of approximately $4.5 million in general and administrative expenses as a result of ongoing initiatives to streamline the organization. These savings were partially offset, however, by higher lead and fuel costs.

Conference Call

The Company previously announced that it will hold a conference call to discuss its results on Friday, November 10, 2006 at 10:00 a.m. (EDT).

Dial-in number for US/Canada: (877) 563-6439
Dial-in number for international callers: (706) 758-9457
Conference ID: 9682120

# # #

About Exide Technologies:
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation North America, Transportation Europe and Rest of World, Industrial Energy North America and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (viii) competitiveness of the battery markets in North America and Europe, (ix) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the Company’s exposure to fluctuations in interest rates on its variable debt, (xii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiii) general economic conditions, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to successfully pass along increased material costs to its customers, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, (xviii) adverse reactions by creditors, vendors, customers, and others to the going-concern modification to the Company’s Consolidated Financial Statements included in the Report of Independent Registered Public Accounting Firm in the Company’s most recent Report on Form 10-K for the period ended March 31, 2006, and (xx) the Company’s significant pension obligations over the next several years.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-Q filed on November 9, 2006 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

Financial tables attached

EXIDE TECHNOLOGIES AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS AND SIX MONTHS ENDED
SEPTEMBER 30, 2006 AND 2005
(In thousands, except per-share data)
	For the Three Months Ended		For the Six Months Ended

	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

NET SALES	$680,299	$686,485	$1,363,489	$1,355,817
COST OF SALES	574,897	582,587	1,148,409	1,149,705

Gross profit	105,402	103,898	215,080	206,112

EXPENSES:
Selling, marketing and advertising	65,944	67,615	134,450	138,687
General and administrative	36,393	43,138	82,387	86,877
Restructuring and impairment	7,039	6,640	15,923	9,540
Other (income) expense, net	6,204	1,412	2,712	4,811
Interest expense, net	22,641	16,658	44,928	32,758

	138,221	135,463	280,400	272,673

Loss before reorganization items, income taxes, and minority interest	(32,819)	(31,565)	(65,320)	(66,561)
REORGANIZATION ITEMS, NET	964	1,715	2,570	3,087
INCOME TAX PROVISION (BENEFIT)	1,294	(202)	4,872	(956)
MINORITY INTEREST	32	(55)	243	40

Net loss	$(35,109)	$(33,023)	$(73,005)	$(68,732)

NET LOSS PER SHARE
Basic and Diluted	$(1.16)	$(1.29)	$(2.61)	$(2.69)

WEIGHTED AVERAGE SHARES
Basic and Diluted	30,169	25,576	27,936	25,576

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2006 AND MARCH 31, 2006
(In thousands, except per-share data)
	September 30, 2006	March 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$93,888	$32,161
Restricted cash	613	561
Receivables, net of allowance for doubtful accounts of $26,404 and $21,637	569,946	617,677
Inventories	418,567	414,943
Prepaid expenses and other	30,188	30,243
Deferred financing costs, net	3,248	3,169
Deferred income taxes	5,587	11,066

Total current assets	1,122,037	1,109,820

Property, plant and equipment, net	657,316	685,842

Other assets:
Other intangibles, net	188,945	186,820
Investments in affiliates	5,141	4,783
Deferred financing costs, net	13,891	15,196
Deferred income taxes	57,941	56,358
Other	20,861	24,090

	286,779	287,247

Total assets	$2,066,132	$2,082,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$11,650	$11,375
Current maturities of long-term debt	2,692	5,643
Accounts payable	342,086	360,538
Accrued expenses	285,693	298,631
Warrants liability	1,324	2,063

Total current liabilities	643,445	678,250
Long-term debt	660,998	683,986
Noncurrent retirement obligations	315,985	333,248
Deferred income tax liability	28,055	33,590
Other noncurrent liabilities	111,794	116,430
Total liabilities	1,760,277	1,845,504

Commitments and contingencies	—	—
Minority interest	13,356	12,666

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 and 61,500 shares authorized, 60,701 and 24,546 shares issued and outstanding	607	245
Additional paid-in capital	1,007,320	888,647
Accumulated deficit	(712,660)	(639,655)
Accumulated other comprehensive loss	(2,768)	(24,498)

Total stockholders’ equity	292,499	224,739

Total liabilities and stockholders’ equity	$2,066,132	$2,082,909

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(In thousands, except per-share data)
	For the Six Months Ended

	September 30, 2006	September 30, 2005
Cash Flows From Operating Activities:
Net loss	$(73,005)	$(68,732)
Adjustments to reconcile net loss to net cash used in operating activities—
Depreciation and amortization	60,464	60,343
Unrealized gain on Warrants	(739)	(7,748)
Net loss on asset sales	6,972	2,669
Deferred income taxes	239	—
Provision for doubtful accounts	4,701	3,357
Non-cash provision for restructuring	1,343	448
Reorganization items, net	2,570	3,087
Minority interest	243	40
Amortization of deferred financing costs	1,659	897
Changes in assets and liabilities —
Receivables	62,225	12,176
Inventories	8,875	(23,497)
Prepaid expenses and other	2,459	(11,722)
Payables	(30,089)	(28,945)
Accrued expenses	(24,008)	(37,421)
Noncurrent liabilities	(33,301)	(4,587)
Other, net	(4,122)	14,896

Net cash used in operating activities	(13,514)	(84,739)

Cash Flows From Investing Activities:
Capital expenditures	(15,602)	(24,092)
Proceeds from sales of assets, net	2,498	11,333

Net cash used in investing activities	(13,104)	(12,759)

Cash Flows From Financing Activities:
Increase (decrease) in short-term borrowings	(154)	12,420
Repayments of Borrowings under Senior Secured Credit Facility	(26,545)	—
Currency Swap	—	(12,084)
Increase (decrease) in other debt	(3,764)	52,277
Financing costs and other	(3)	—
Net Proceeds from rights offering and private equity sale	117,871	—
Net cash provided by financing activities	87,405	52,613

Effect of Exchange Rate Changes on Cash and Cash Equivalents	940	(1,726)

Net Increase (Decrease) In Cash and Cash Equivalents	61,727	(46,611)
Cash and Cash Equivalents, Beginning of Period	32,161	76,696
Cash and Cash Equivalents, End of Period	$93,888	$30,085

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	ADJUSTED EBITDA RECONCILIATION BY SEGMENT
	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006
	(in millions)
	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$5.8	($7.2)	$5.3	($1.1)	($37.9)	($35.1)
Interest expense, net	—	—	—	—	22.6	22.6
Income tax provision (benefit)	—	—	—	—	1.3	1.3
EBIT	$5.8	($7.2)	$5.3	($1.1)	($14.0)	($11.2)
Depreciation and amortization	6.8	8.3	2.2	9.2	3.5	30.0
Take Charge	0.4	—	—	—	0.1	0.5
Reorganization items, net	—	—	—	—	1.0	1.0
Restructuring and impairment, net	0.7	4.8	(0.3)	1.5	0.3	7.0
Other restructuring costs included in
cost of sales and general and
administrative expenses	0.1	—	—	—	(0.4)	(0.3)
Currency remeasurement loss (gain)	(0.7)	0.3	0.1	(0.1)	1.8	1.4
Unrealized gain on revaluation of warrants	—	—	—	—	0.1	0.1
Loss (gain) on sale of capital assets	4.0	0.3	(0.1)	(0.3)	0.2	4.1
Other non-cash losses (gains)	0.2	(0.1)	—	0.2	0.5	0.8
Adjusted EBITDA	$17.3	$6.4	$7.2	$9.4	($6.9)	$33.4

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	ADJUSTED EBITDA RECONCILIATION BY SEGMENT
	FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2006
	(in millions)
	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$1.0	($13.3)	$12.8	$2.5	($76.0)	($73.0)
Interest expense, net	—	—	—	—	44.9	44.9
Income tax provision (benefit)	—	—	—	—	4.9	4.9

EBIT	$1.0	($13.3)	$12.8	$2.5	($26.2)	($23.2)
Depreciation and amortization	14.2	16.5	4.7	18.1	7.0	60.5
Take Charge	1.0	0.3	—	—	0.1	1.4
Reorganization items, net	—	—	—	—	2.6	2.6
Restructuring and impairment, net	6.7	6.1	0.4	2.3	0.4	15.9
Other restructuring costs included in cost of sales
and general and administrative expenses	0.3	—	—	—	(0.3)	—
Currency remeasurement loss (gain)	0.1	—	0.4	—	(4.7)	(4.2)
Minority interest	—	—	—	—	0.2	0.2
Unrealized gain on revaluation of warrants	—	—	—	—	(0.7)	(0.7)
Loss (gain) on sale of capital assets	6.9	0.3	(0.1)	(0.2)	—	6.9
Other non-cash losses (gains)	0.1	—	0.1	—	1.0	1.2
Adjusted EBITDA	$30.3	$9.9	$18.3	$22.7	($20.6)	$60.6

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	COMPARATIVE FY07 Q2 NET SALES AND ADJUSTED EBITDA BY SEGMENT
	(in millions)
	Transportation		Industrial Energy
		Europe		Europe
	North	and	North	and	Unallocated
	America	ROW	America	ROW	Corporate	Consolidated
Q2 FY07
Net sales	$227.7	$186.9	$64.9	$200.7	—	$680.3
Adjusted EBITDA	$17.3	$6.4	$7.2	$9.4	($6.9)	$33.4
Q2 FY06

Net sales	$226.0	$187.9	$73.0	$199.6	—	$686.5
Adjusted EBITDA (1)	$7.6	$7.4	$6.8	$13.2	($10.1)	$24.9
(1) Includes pro forma effect of the allocation of certain Corporate costs.

	EXIDE TECHNOLOGIES AND SUBSIDIARIES
	COMPARATIVE FY07 YTD NET SALES AND ADJUSTED EBITDA BY SEGMENT
			(in millions)
	Transportation		Industrial Energy
		Europe		Europe
	North	and	North	and	Unallocated
	America	ROW	America	ROW	Corporate	Consolidated
YTD FY07
Net sales	$442.2	$369.7	$137.9	$413.7	—	$1,363.5
Adjusted EBITDA	$30.3	$9.9	$18.3	$22.7	($20.6)	$60.6
YTD FY06

Net sales	$444.2	$367.3	$140.5	$403.8	—	$1,355.8
Adjusted EBITDA (1)	$16.5	$8.7	$13.0	$26.1	($20.3)	$44.0
(1) Includes pro forma effect of the allocation of certain Corporate costs.